United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2006
(Date of Report)

Home System Group
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan, Fu Tian Qu, Shenzhen City, P.R. China	518000
(Address of principal executive offices)	(Zip Code)

86 755 83570142
(Registrant’s telephone number, including area code)

Supreme Realty Investments, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Pollard-Kelley Auditing Services, Inc.

      On October 19, 2006, the Company dismissed Pollard-Kelley Auditing Services, Inc. (“Pollard-Kelley”) as its principal independent accountant. Pollard-Kelley’s report on the Company’s financial statements for the year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion. The Board of Directors approved the decision to dismiss Pollard-Kelley as the Company’s principal independent accountant. During the Company’s recent fiscal year and through the date of Pollard-Kelley’s dismissal, there were no disagreements with Pollard-Kelley on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Pollard-Kelley, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

      As of the date of this Current Report, the Company has provided Pollard-Kelley with a copy of the disclosures it is making in response to this Item 4.01. The Company has requested that Pollard-Kelley furnish, and Pollard-Kelley has furnished, a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 of this Current Report and, if not, stating the respects in which it does not agree (the “Pollard-Kelley Letter”). A copy of the Pollard-Kelley Letter is filed as Exhibit 16.1 to this Current Report.

Engagement of Morison Cogen, LLP

      On October 18, 2006 the Company retained Morison Cogen, LLP to serve as the Company’s principal independent accountant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Pollard-Kelley Auditing Services, Inc. to the Securities and Exchange Commission, dated as of October 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2006	HOME SYSTEM GROUP

/s/ Wei Qiu Li
Wei Qiu Li
Chairman of the Board/
Chief Executive Officer